EXHIBIT 23.1

Consent of Independent Reserve Engineers

Mr. Ryan Ellson

Chief Financial Officer

Gran Tierra Energy Inc. ("Gran Tierra")

900, 520 3 Avenue S.W.

Calgary, Alberta, Canada T2P 0R3

Re:	Gran Tierra Registration Statement:
Form S-8 (Reg. Nos. 333-146815, 333-156994, 333-171122 and 333-183029)
Form S-3 (Reg. No. 333-212819)
Filed with the United States Securities Exchange Commission

Dear Mr. Ellson:

As the independent reserve engineers for Gran Tierra, McDaniel & Associates Consultants Ltd. ("McDaniel"), hereby confirms that it has granted and not withdrawn its consent to the filing of McDaniel reserve report and to the reference to McDaniel's evaluation of Gran Tierra's reserves as of December 31, 2017, in the form and context disclosed by Gran Tierra in its Form 8-K submission filed with the United States Securities and Exchange Commission on approximately January 30, 2018, for the period ending December 31, 2017, and to the incorporation by reference thereof in the registration statements listed above.

Please do not hesitate to contact us if you have any questions.

McDaniel & Associates Consultants Ltd.

/s/ Cam Boulton
Cam Boulton
Vice President

Dated: January 30, 2018

Calgary, Alberta

CANADA